EXHIBIT 10.01

                          AMENDMENT NO.13 to the
                     TRAVELERS GROUP STOCK OPTION PLAN
                      (effective as of April 24, 1996)

The Travelers Group Stock Option Plan is hereby amended in the following respects:

1. Section 5(d)(i) is hereby amended by deleting the words "and one month" appearing in subsection (c) thereof.

2. Section 5(d)(iv)(B) is hereby amended by deleting the words "or on account of voluntary termination of employment (other than pursuant to retirement as described in Section 5(d)(iv)(D))" from the first sentence thereof, by inserting a period after the words "on the date he or she terminated employment" and by deleting the words "except that the Committee may in its sole discretion refuse to permit a person who has voluntarily terminated his employment or who has been involuntarily terminated from employment for gross misconduct to exercise any Options after the date of termination; and". The following two sentences are hereby added to the end of such section:

     "Unless the Committee determines otherwise, if such person shall cease to be such officer or employee on account of a voluntary termination of employment or an involuntary termination for Cause, while holding an Option that has not expired and has not been fully exercised, such Option shall not be exercisable after the date of termination. For purposes of the Plan, "Cause" shall mean (a) failure by an Optionee to perform substantially his or her duties with the Company or a subsidiary, after reasonable notice to the Optionee of such failure;
     (b) conduct by a Optionee that is in material competition with the Company or a subsidiary or (c) conduct by an Optionee that breaches his or her duty of loyalty to the Company or a subsidiary, or that is materially injurious to the Company or a subsidiary, monetarily or otherwise, which conduct shall include, but not be limited to (i) disclosing or misusing any confidential information pertaining to the Company or a subsidiary; (ii) any attempt, directly or indirectly to induce any employee, agent, insurance agent, insurance broker or broker-dealer of the Company or any subsidiary to be employed or perform services elsewhere or (iii) any attempt by an Optionee directly or indirectly to solicit the trade of any customer or supplier or prospective customer or supplier of the Company or any subsidiary or (iv) disparaging the Company, any subsidiary or any of their respective officers or directors. The determination of whether any conduct, action or failure to act constitutes "Cause" shall be made by the Committee."

3. Section 5(d)(iv)(E) is hereby amended by deleting the words "his termination of employment for any reason" and replacing them with the words "an involuntary termination of employment (other than for Cause)".



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4.   Section 9(l) is hereby amended by inserting the words "Plan and/or the" before the words "participant's award agreement" appearing in the first sentence of such section and by deleting the words "and shall be otherwise unrestricted" at the end of such sentence.

5. Section 9(m) is hereby amended by deleting the word "unrestricted" from clause (i) of the first sentence thereof and adding the following language after the words "issuable upon the Option exercise" and before the words "and no reload Option":

     "which incremental shares will be subject to restrictions on transferability for a period of one (1) year, or such other shorter or longer period as may be determined by the Committee"

6. Section 9(m) is hereby further amended by replacing the words "subject to a period of restriction on transferability (running from the date of the Option exercise and determined by the Committee in its discretion from time to time)" with the following language:

          "subject to restrictions on transferability for a period of two
          (2) years, or such other shorter or longer period as may be determined by the Committee"

7. Section 9(m) is further amended by adding the words "authorizing the Company to sell the appropriate number of Common Shares to cover the exercise price, and/or by" immediately before the words "surrendering previously owned Common Shares" appearing in the second to last sentence of such section.

8. Section 9(m) is further amended to add the words "or sold on behalf of the Optionee" immediately before the words "to pay for such exercise", and by replacing the word "used" with the words "tendered or withheld" in the last sentence of such section.

9.   The following new Section 9(n) is hereby added:

          "(n) The incremental shares issued as a result of the exercise of an Option may not be sold, assigned, pledged, hypothecated or otherwise transferred by the participant, except as specifically permitted pursuant to subsection (m) above, for a period of one
          (1) year following the date of exercise if no reload Option is granted in connection with such exercise, or for a period of two
          (2) years if a reload Option is granted in connection with such exercise, or such other shorter or longer restricted periods as may be determined by the Committee."

10.  The following new Sections 13, 14, 15 and 16 are hereby added:


     "13.      Forfeiture of Awards.
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          (a)  Options.  In any instance where the vesting and/or
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          exercisability of an Option or reload Option extends past the date of termination of a participant's employment, either pursuant to the terms of the Plan or by action of the



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          Committee, the rights of the participant to continued vesting and exercisability shall be forfeited if, in the determination of the Committee, the participant, at any time within such remaining period of continued vesting or exercisability engages in any of the conduct described in subparagraphs (b) or (c) of the definition of "Cause" appearing in Section 5(d)(iv)(B) of this Plan.


          (b)  Incremental Shares.  If during any period following the
                 -------------------
          exercise of an Option or reload Option and prior to the expiration of the restricted period on any incremental shares issued upon such exercise, the participant, in the determination of the Committee, engages in any of the conduct described in subparagraph (c) of the definition of Cause appearing in Section 5(d)(iv)(B) of this Plan, at the option of the Committee, the participant shall forfeit such incremental shares and shall receive instead, a cash payment, without interest, equal to the original exercise price for the Option or reload Option under which the incremental shares were issued, multiplied by the number of incremental shares forfeited."

     "14.      Arbitration.  All claims and disputes between a participant
               ------------
     and the Company or any subsidiary arising out of the Plan or any Option granted hereunder shall be submitted to arbitration in accordance with the then current arbitration policy of the Company or the subsidiary with whom the participant is employed. Notice of demand for arbitration shall be given in writing to the other party and shall be made within a reasonable time after the claim or dispute has arisen. The award rendered by the arbitrator shall be made in accordance with the provisions of the Plan, shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof. The provisions of this Section 14 shall be specifically enforceable under applicable law in any court having jurisdiction thereof."

     "15.      Governing Law.  The validity, construction, interpretation,
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     administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware."

     "16.      Severability.  If any term or provision of this Plan or the
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     application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, then the remainder of the Plan, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each term and provision hereof shall be valid and be enforced to the fullest extent permitted by applicable law."